As filed with the Securities and Exchange Commission on June 14, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Lane Capital Corp.
(Exact name of registrant as specified in its charter)
Maryland	27-2859071
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-183228

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Term Preferred Shares, 7.50% Series 2023, $0.01 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The description of the Term Preferred Shares, 7.50% Series 2023, par value $0.01 per share (the “Preferred Stock”), of Oxford Lane Capital Corp., a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series 2023 Term Preferred Stock” in the prospectus supplement filed pursuant to Rule 497 under the Securities Act of 1933, as amended, in the form in which it was filed on June 14, 2013 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-183228), which was declared effective by the Securities and Exchange Commission on October 10, 2012. The Preferred Stock is expected to be listed on the NASDAQ Global Select Market.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

3.1	Articles of Amendment and Restatement of Oxford Lane Capital Corp.*

3.2	Amended and Restated By-Laws of Oxford Lane Capital Corp.*

3.3	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, including Appendix A thereto relating to the Term Preferred Shares, 8.50% Series 2017 and Appendix B thereto relating to the Term Preferred Shares, 7.50% Series 2023**

4.1	Specimen 7.50% Series 2023 Term Preferred Stock Certificate**

*	Incorporated by reference to Pre-Effective Amendment No. 2 of the Company’s Registration Statement on Form N-2 (File No. 333-167803), filed on November 30, 2010.

**	Incorporated by reference to Post-Effective Amendment No. 2 of the Company’s Registration Statement on Form N-2 (File No. 333-183228), filed on June 14, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   June 14, 2013

OXFORD LANE CAPITAL CORP.

By:	/s/ Patrick F. Conroy
	Name:	Patrick F. Conroy
	Title:	Chief Financial Officer,
Chief Compliance Officer and
Corporate Secretary